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                                                               Exhibit (h)(1)(i)

                      TRANSFER AGENCY AND SERVICE AGREEMENT
                                     between
                         LOOMIS SAYLES INVESTMENT TRUST
                                       and
                    CDC IXIS ASSET MANAGEMENT SERVICES, INC.

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                                TABLE OF CONTENTS

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
         1.       Appointment and Duties......................................................................      1

         2.       Third Party Administrators for Defined Contribution Plans ..................................      4

         3.       Fees and Expenses...........................................................................      5

         4.       Representations and Warranties of the Transfer Agent........................................      5

         5.       Representations and Warranties of the Fund..................................................      6

         6.       Wire Transfer Operating Guidelines..........................................................      6

         7.       Data Access and Proprietary Information.....................................................      8

         8.       Confidentiality.............................................................................     10

         9.       Indemnification.............................................................................     10

         10.      Standard of Care............................................................................     12

         11.      Information to be Furnished by the Fund ....................................................     12

         12.      Recordkeeping...............................................................................     12

         13.      Termination of Agreement....................................................................     13

         14.      Assignment and Third Party Beneficiaries....................................................     13

         15.      Subcontractors..............................................................................     14

         16.      Miscellaneous...............................................................................     14

         17.      Additional Funds............................................................................     15

         18.      Limitations of Liability of the Trustees and Shareholders...................................     16

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                      TRANSFER AGENCY AND SERVICE AGREEMENT

Agreement made as of this 1st day of February, 2003, by and between LOOMIS SAYLES INVESTMENT TRUST, a Massachusetts business trust, having its principal office and place of business at One Financial Center, Boston, MA 02111 (the "Fund"), and CDC IXIS ASSET MANAGEMENT SERVICES, INC., a Massachusetts corporation having its principal office and place of business at 399 Boylston Street, Boston, Massachusetts 02116 (the "Transfer Agent").

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Fund currently offers shares in ten series, such series being named in the attached Schedule A, which may be amended by the parties from time to time (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 17 hereof, being herein referred to as a "Portfolio," and collectively as the "Portfolios"); and

WHEREAS, the Fund, on behalf of the Portfolios, desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment.

WHEREAS, the Transfer Agent intends to engage Boston Financial Data Services, Inc. and/or its affiliate (the "Sub-Transfer Agent") to perform certain of the services to be provided by the Transfer Agent hereunder and enter into a Sub-Transfer Agency and Service Agreement with the Sub-Transfer Agent to that effect, and the Fund hereby acknowledges the Transfer Agent's intent to so engage the Sub-Transfer Agent.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.       Appointment and Duties

1.1 General. Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, its transfer agent for the authorized and issued shares of beneficial interest of the Fund ("Shares"), dividend disbursing agent, and agent in connection with any accumulation, open-account, or similar plan provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund, on behalf of the applicable Portfolio, including, without limitation, any periodic investment plan or periodic withdrawal program.

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         In accordance with written procedures established from time to time by agreement between the Fund and the Transfer Agent, the Transfer Agent agrees that it will perform the services set forth in Schedule B hereto. As the Fund and the Transfer Agent may, from time to time, mutually agree in writing, the Transfer Agent may at times perform only a portion of the services listed in Schedule B, and the Fund or its agent may perform such services.

1.2 Retirement Accounts. With respect to certain retirement plans or accounts (such as individual retirement accounts ("IRAs"), SIMPLE IRAs, SEP IRAs, Roth IRAs, Coverdell Education Savings Accounts, and 403(b) Plans (such accounts, "Retirement Accounts")), the Transfer Agent, at the request of the Fund, may provide or arrange for the provision of appropriate prototype plans as well as provide or arrange for the provision of various services to such plans and/or accounts, which services may include plan custodian services, account set-up, maintenance, and disbursements as well as such other services as the parties hereto shall mutually agree upon.

         If at any time and for any reason the Transfer Agent, any of its agents or sub-contractors, or any of their affiliates chooses to resign as custodian of any or all Retirement Accounts, the Transfer Agent will give the Fund at least eighty-five (85) days' prior written notice and shall not be required to designate a successor custodian. If either party chooses to terminate this Agreement pursuant to Section 13 hereof, the Transfer Agent, any of its agents or sub-contractors, or any of their affiliates may thereupon resign as custodian in respect to any or all of the Retirement Accounts upon eighty-five (85) days' prior written notice to the Fund. In either such event, the Fund will promptly distribute notice of the custodian's resignation to such persons and in such manner as are called for under the applicable provisions of the Retirement Account and in form and content satisfactory to and signed by the Transfer Agent. The Fund shall be responsible for obtaining a successor custodian for all Retirement Accounts.

1.3 Review and Maintenance of Fund Prototype Retirement Plans or Account Materials.

         (a) If the Fund develops and makes available its own retirement plan prototypes or account materials (the "Fund Prototype(s)") for use in connection with a Retirement Account or Accounts, the Fund, subject to the terms set forth below, may appoint the Transfer Agent, one of its agent or sub-contractors, or an affiliate thereof as the custodian with respect to such Retirement Accounts.

         (b) The Fund agrees that the Fund Prototypes will comply with applicable sections of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder as in effect at the time. The Fund will be responsible for establishing, maintaining, and updating the Fund Prototypes in compliance with the Code and all other applicable federal or state law or regulations, when changes in the law require such updating.

         (c) The Fund agrees that the Fund Prototypes are the responsibility of the Fund and further agrees that it will indemnify, defend, and hold harmless the Transfer Agent, its affiliates, successors, representatives, and assigns from and against any and all losses,

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         damages, costs, charges, expenses, including reasonable fees for counsel, taxes, penalties, and liabilities (collectively, "Losses") arising out of or attributable to the use of a Fund Prototype by the Fund or the Transfer Agent, its agents, employees, representatives, or any other person acting on a Fund's behalf, except to the extent that such Losses arise out of or are attributable to the negligence, bad faith, or willful misconduct of the Transfer Agent (or its agents, affiliates, successors, or assigns), unless such negligence is a result of complying with a Fund Prototype. This indemnification obligation will survive termination of this Agreement.

        (d) The Fund agrees that any modifications made by the Fund to a Fund Prototype without the Transfer Agent's written consent or the required written consent of any of the Transfer Agent's agents or sub-contractors or any of their affiliates shall not increase the liabilities or responsibilities of the Transfer Agent or that of such agent, sub-contractor, or affiliate as custodian or limit the Transfer Agent's ability or that of its agent or sub-contractor, or any of their affiliates to resign as custodian as provided hereunder. The Fund will furnish the Transfer Agent with a copy of each Fund Prototype. The Transfer Agent shall not be required to review, comment, or advise on such Fund Prototypes.

1.4      Anti-Money Laundering

         (a) The Fund has delegated, through the procedures for the Fund's written anti-money laundering program (the "Fund's Program"), which is designed to satisfy the requirements of the USA Patriot Act of 2001 and the regulations promulgated thereunder, (collectively, the "Patriot Act"), the implementation and operation of the Fund's Program to Loomis Sayles Distributors, L.P. ("LSD"), the underwriter for the Fund and a registered broker-dealer with the Securities and Exchange Commission and a member of the National Association of Securities Dealers. However, the Fund and LSD desire to delegate to the Transfer Agent the implementation and operation of certain aspects of the Fund's Program and the Transfer Agent desires to accept such delegation. In accordance with such delegation, the Transfer Agent agrees to perform those services relating to the Fund's Program that are set forth in Schedule B, paragraph 25 below.

         (b) The Fund authorizes the Transfer Agent to take instructions from LSD with respect to the duties being performed pursuant to this section and any such instructions shall be deemed to constitute duly authorized instructions of the Fund for purposes of this Agreement. Any such instructions received and any notification to be given in connection with the duties being performed pursuant to this section shall be accepted from and/or given to any of such persons as the Fund or LSD shall have designated in a written notice to the Transfer Agent as authorized to give such instructions or receive such notifications and until changed those persons shall be Lauren Pitalis and Mark Nicholas.

         (c) The Transfer Agent agrees to perform such services, with respect to the ownership of shares in the Fund for which the Transfer Agent or Sub-Transfer Agent maintains the applicable shareholder information, subject to and in accordance with the terms and

                                       3

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             conditions of this Agreement.

         (d) In connection with the performance by the Transfer Agent of the above-delegated duties, the Transfer Agent understands and acknowledges that the Fund remains responsible for assuring compliance with the Patriot Act and that the records the Transfer Agent maintains for the Fund relating to the Fund's Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours, all required records and information for review by such examiners.

         (e) The Fund acknowledges and agrees that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only those services that have been expressly delegated hereby as the same may from time to time be amended and is not undertaking and shall not be responsible for any other aspect of the Fund's Program or for the overall compliance by the Fund with the Patriot Act. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the delegated duties with respect to the ownership of shares in the Fund for which the Transfer Agent or Sub-Transfer Agent maintains the applicable shareholder information.

1.5 Blue Sky. The responsibility of the Transfer Agent for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and providing a system that will enable the Fund to monitor the total number of Shares sold in each State.

2.       Third Party Administrators for Defined Contribution Plans

2.1 The Fund may decide to make available to certain of its customers a qualified plan program (the "Program") pursuant to which such customers ("Employers") may adopt certain plans (each a "Plan," and collectively, "Plans") for the benefit of Plan participants (the "Participants"), such Plans being qualified under Section 401(a) of the Code, and administered by third party administrators, which may be "administrators" as defined in the Employee Retirement Income Security Act of 1974, as amended ("TPA(s)").

2.2 In accordance with the procedures established in Schedule 2.2 hereto entitled "Third Party Administrator Procedures," as may be amended by the Transfer Agent and the Fund from time to time ("Schedule 2.2"), the Transfer Agent shall:

         (a) treat Shareholder accounts established by the Plans in the name of the Plan Trustees, the Plans or TPAs, as the case may be, as omnibus accounts;

                                       4

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         (b) maintain omnibus accounts on its records in the name of the TPA or its designee as the Trustee for the benefit of the Plan; and

         (c) perform all services under Section 1 as transfer agent of the Funds and not as a record-keeper for the Plans.


2.3 Transactions identified under Section 2 of this Agreement shall be deemed exception services ("Exception Services") when such transactions:

         (a) require the Transfer Agent or its sub-agent to use methods and procedures other than those usually employed by the Transfer Agent or its sub-agent to perform services described under Section 1 of this Agreement;

         (b) involve the provision of information to the Transfer Agent or its sub-agent after the commencement of the nightly processing cycle of the transfer agency data processing system then in use by the Transfer Agent or its sub-agent (the "System"); or

         (c) require more manual intervention by the Transfer Agent or its sub-agent, either in the entry of data or in the modification or amendment of reports generated by the System than is usually required by non-retirement plan and pre-nightly transactions.

3.       Fees and Expenses

  3.1 Fee Schedule. For the performance by the Transfer Agent pursuant to this Agreement, the Fund agrees to pay the Transfer Agent fees as set forth in the attached fee schedule ("Schedule 3.1"). Such fees and out-of-pocket expenses and advances identified under Section 3.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Transfer Agent.

3.2 Out-of-Pocket Expenses. In addition to the fees paid under Section 3.1 above, the Fund agrees to reimburse the Transfer Agent for the Transfer Agent's reasonable out-of-pocket expenses, including, but not limited to, confirmation production, postage, investor statements, telephone, telecommunication and line charges, microfilm, microfiche, checks, forms (including year end forms), wire fees, mailing and tabulating proxies, records storage, costs associated with certain specialty products, systems, or services, as applicable (such as "Investor," "Voice," "FAN," and "Vision"), or advances incurred by the Transfer Agent for the items set out in Schedule 3.1 attached hereto. In addition, any other expenses reasonably incurred by the Transfer Agent at the request or with the consent of the Fund will be reimbursed by the Fund.

3.3 Postage. Postage for mailing of dividends, proxies, Fund reports, and other mailings to all shareholder accounts shall be advanced to the Transfer Agent by the Fund at least seven (7) days prior to the mailing date of such materials.

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 3.4     Invoices. The Fund agrees, on behalf of each Portfolio, to pay all fees and reimbursable expenses within thirty (30) days following the receipt of the respective billing notice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Fund may withhold only that portion of the fee or expense subject to the good faith dispute. The Fund will use reasonable efforts to notify the Transfer Agent in writing within twenty-one (21) calendar days following the receipt of each billing notice if the Fund is disputing any amounts in good faith.

4.       Representations and Warranties of the Transfer Agent

The Transfer Agent represents and warrants to the Fund that:

 4.1 It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts and is duly registered as a transfer agent under the Securities Exchange Act of 1934, as amended.

 4.2 It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

 4.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

 4.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

 4.5 It has and will continue to have access (either directly or pursuant to contractual arrangements with third parties) to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement.

 4.6 During the term of this Agreement, it will maintain in effect insurance coverage, including without limitation, errors and omissions and fidelity bond coverage at levels consistent with those customarily maintained by other comparable transfer agents.

5.       Representations and Warranties of the Fund

The Fund represents and warrants to the Transfer Agent that:

 5.1 It is a business trust duly organized and existing and in good standing under the laws of Massachusetts.

 5.2 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

 5.3 All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

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 5.4     It is an open-end management investment company registered under the
         Investment Company Act of 1940, as amended.

 5.5 A registration statement under the Securities Act of 1933, as amended, is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

6.       Wire Transfer Operating Guidelines

 6.1 The Transfer Agent is authorized to promptly debit the appropriate Fund bank account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Transfer Agent has been instructed to transfer. The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with the Fund instructions on the execution date, provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after the customary deadline will be deemed to have been received the next business day.

 6.2 The Fund acknowledges that the Security Procedure it has designated on the Transfer Agent's Wire Transfer Security Procedures Customer Selection Form (the form of which is attached hereto as Schedule 6.2) was selected by the Fund from security procedures offered by the Transfer Agent. The Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. The Fund shall notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund's authorized personnel. The Transfer Agent shall verify the authenticity of all Fund instructions according to the Security Procedure.

 6.3 The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

 6.4. The Transfer Agent reserves the right to decline to process or delay the processing of a payment order (a) which is in excess of the collected balance in the account to be charged at the time of the Transfer Agent's receipt of such payment order; (b) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent's sole judgement, to exceed any volume, aggregate dollar, network, time, credit or similar limits that are applicable to the Transfer Agent or any of its sub-agents; or (c) if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

 6.5 The Transfer Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure, provided that such requests are received in a timely manner affording the Transfer Agent reasonable

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         opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

 6.6 The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order, provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

 6.7 The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order. In no event (including failure to execute a payment order) shall the Transfer Agent be liable for special, indirect, or consequential damages, even if advised of the possibility of such damages.

 6.8 When the Fund initiates or receives Automated Clearing House ("ACH") credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Transfer Agent or its sub-agent will act as an "Originating Depository Financial Institution" and/or "Receiving Depository Financial Institution," as the case may be, with respect to such entries. Credits given by the Transfer Agent or its sub-agent with respect to an ACH credit entry are provisional until the Transfer Agent or its sub-agent receives final settlement for such entry from the Federal Reserve Bank. If the Transfer Agent or its sub-agent does not receive such final settlement, the Fund agrees that the Transfer Agent shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

 6.9 Confirmation of the Transfer Agent's execution of payment orders shall ordinarily be provided within twenty-four (24) hours, notice of which may be delivered through the Transfer Agent's or its sub-agent's proprietary information systems, or by facsimile or call-back. The Fund must notify the Transfer Agent of any objections to the execution of an order within thirty (30) days.

7.       Data Access and Proprietary Information

 7.1 The Fund acknowledges that the databases (except to the extent that such databases contain information about the Fund), computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Transfer Agent or its sub-agent as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or its sub-agent ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or its sub-agent. In no event shall Proprietary Information be deemed Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to the Transfer Agent or its sub-agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided

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         hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents to:

         (a) use such programs and databases (i) solely on the Fund's computers, or (ii) solely from equipment at the locations agreed to between the Fund and the Transfer Agent, and (iii) solely in accordance with the Transfer Agent's or its sub-agent's applicable user documentation;

         (b) refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Fund's computer(s)) the Proprietary Information;

         (c) refrain from obtaining unauthorized access to any portion of the Proprietary Information, and, if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

         (d) refrain from causing or allowing information transmitted from the Transfer Agent's computer to the Fund's terminal to be retransmitted to any other computer terminal or other device except as expressly permitted by the Transfer Agent, except as pertains to Customer Data;

         (e) allow the Fund to have access only to those authorized transactions as agreed to between the Fund and the Transfer Agent; and

         (f) honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's or its sub-agent's expense the rights of the Transfer Agent or its sub-agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

 7.2 Proprietary Information shall not include all or any portion of any of the foregoing items that (a) are or become publicly available without breach of this Agreement; (b) are released for general disclosure by a written release by the Transfer Agent or its sub-agent; or (c) are already in the possession of the receiving party at the time or receipt without obligation of confidentiality or breach of this Agreement.

 7.3 The Fund acknowledges that its obligation to protect the Transfer Agent's and its sub-agent's Proprietary Information is essential to the business interest of the Transfer Agent and that the disclosure of such Proprietary Information in breach of this Agreement would cause the Transfer Agent or its sub-agent immediate, substantial, and irreparable harm, the value of which would be extremely difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available at law, in equity or otherwise for the disclosure or use of the Proprietary Information in breach of this Agreement, the Transfer Agent or its sub-agent shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

 7.4 If the Fund notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent or its sub-agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data, and the Fund agrees to make no claim against the Transfer Agent or its sub-agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE TRANSFER AGENT AND ITS SUB-AGENTS EXPRESSLY DISCLAIM ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

 7.5 If the transactions available to the Fund include the ability to originate electronic instructions to the Transfer Agent or its sub-agent in order to (a) effect the transfer or movement of cash or Shares; or (b) transmit Shareholder information or other information, then in such event the Transfer Agent and its sub-agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent or its sub-agent from time to time.

 7.6 Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 7. The obligations of the Fund under this Section shall survive any termination of this Agreement.

8.       Confidentiality

 8.1 Subject to the provisions of Section 8.2 hereof, the Transfer Agent and the Fund agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge or make known to any person, firm, corporation, or other business organization, any customers' lists, trade secrets, cost figures and projections, profit figures and projections or any other secret or confidential information whatsoever, whether of the Transfer Agent or its sub-agent or of the Fund, used or gained by the Transfer Agent or its sub-agent or the Fund during performance under this Agreement. The Fund and the Transfer Agent further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of the Transfer Agent or its sub-agent or the Fund and their successors and assigns. In accordance with Regulation S-P, the Fund and the Transfer Agent each represent that it will not disclose or use any Customer Data other than as necessary to carry out the purposes of this Agreement. In the event of breach of the foregoing, the remedies provided by Section 7.3 shall be available to the party whose confidential information is disclosed. The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such data to its sub-agent or to agents or representatives of the Fund for purposes of providing services under this Agreement.

 8.2 In the event that any requests or demands are made for the inspection of the Shareholder records of the Fund, other than request for records of Shareholders pursuant to subpoenas from state or federal government authorities, the Transfer Agent will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Transfer Agent expressly reserves, for itself and its sub-agents, the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person or if required by law or court order.

9.       Indemnification

 9.1 The Transfer Agent shall not be responsible for, and the Fund shall indemnify and hold the Transfer Agent harmless from and against, any and all reasonable losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

         (a) all actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

         (b) the Fund's (or its trustees', officers' or employees') lack of good faith, negligence, or willful misconduct which arise out of the breach of any representation or warranty by the Fund;

         (c) the Transfer Agent's (and its sub-agent's) reliance upon, and any subsequent use of or action taken or omitted by the Transfer Agent (or its sub-agents) in good faith based on (i) any information, records, documents, data, stock certificates, or services that are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions, or other similar means authorized by the Fund, and that have been prepared, maintained, or performed by the Fund or any other person or firm on behalf of the Fund, including, but not limited to, any previous transfer agent or registrar and reasonably believed to be genuine, authentic or signed by the proper person or persons; (ii) any instructions or requests of the Fund or any of its authorized officers that is reasonably believed to be genuine, authentic or signed by the proper person or persons; (iii) any instructions or opinions of legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement that are provided to the Transfer Agent after consultation with such legal counsel; or (iv) any paper or document, reasonably believed to be genuine, authentic or signed by the proper person or persons;

         (d) the offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer of sale of such Shares, unless such violation of state securities law was directly attributable to the Transfer Agent's negligence, bad faith, or willful misconduct (with respect to this Section 9.1(d), in addition to indemnifying and holding harmless the Transfer Agent, the Fund shall also indemnify and hold harmless the Transfer Agent's agents and sub-contractors);

         (e) the negotiation and processing of any checks, including, without limitation, for deposit into any bank account of the Fund so long as the Transfer Agent complies with applicable procedures and guidelines approved by the Fund; or

         (f) the Transfer Agent's entering into any agreements required by the National Securities Clearing Corporation ("NSCC") for the transmission of Fund or Shareholder data through the NSCC clearing systems.

 9.2 The Fund shall not be responsible for, and the Transfer Agent shall indemnify and hold the Fund harmless from and against any and all reasonable losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to any actions or omissions of the Transfer Agent as a result of the Transfer Agent's lack of good faith, negligence, or willful misconduct.

 9.3 In order that the indemnification provisions contained in this Section 9 shall apply, upon the assertion of a claim for which either party may be required to indemnify theother, the party seeking indemnification shall promptly notify the other party of such assertion and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify hereunder shall have the option with counsel selected by it to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent (which shall not be unreasonably withheld).

10.      Standard of Care

 10.1 The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such errors are caused by its negligence, bad faith, or willful misconduct or that of its employees, except as provided in Section 10.2 below. The parties agree that any encoding or payment processing errors and the liability arising under Section 4-209 of the Uniform Commercial Code shall be governed by this Section 10.1.

 10.2 In the case of Exception Services as defined in Section 2.3 herein, the Transfer Agent shall not be liable for loss or damage due to errors unless such errors are caused by its gross negligence, bad faith or willful misconduct or that of its employees.

11. Information to be Furnished by the Fund

 11.1    The Fund shall promptly furnish to the Transfer Agent the following:

         (a) a certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement;

         (b) a copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto;

         (c) a list of all officers of the Fund, together with specimen signatures of those officers, who are authorized to instruct the Transfer Agent in all matters; and

         (d) two copies of the following:

         1. all of its current Prospectuses and Statements of Additional Information; and

         2. all other forms commonly used by the Fund with regard to its relationships and transactions with Shareholders of the Fund.

12.      Recordkeeping

 12.1 The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

 12.2 The Transfer Agent shall keep records relating to the services to be performed hereunder, in such form and manner as it may deem advisable. To the extent required by Section 31 of the

         Investment Company Act of 1940, as amended, and the Rules thereunder, the Transfer Agent agrees that all such records prepared or maintained by the Transfer Agent relating to the services to be performed by the Transfer Agent hereunder are the property of the Fund and will be preserved, maintained, and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

 12.3 Upon reasonable notice and during normal business hours, the Transfer Agent shall make available to the Fund its records supporting performance of its obligations hereunder as the parties may from time to time agree, provided however that such records will not relate in any way whatsoever to records of Transfer Agent's other clients or general business operations.

13.      Termination of Agreement

 13.1 This Agreement may be terminated by either party upon one hundred twenty (120) days' written notice to the other.

 13.2 Should the Fund exercise its right to terminate this Agreement, all reasonable out-of-pocket expenses associated with the movement of records and material will be borne by the Fund at cost. Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination. Payment of such expenses or costs shall be in accordance with Section 3.4 of this Agreement.

 13.3 Upon termination of this Agreement, each party shall return to the other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations. In addition, the Transfer Agent shall promptly provide to the Fund or a successor transfer agent all records and information required to be maintained by the Transfer Agent hereunder. To the extent reasonably possible, the Transfer Agent shall deliver such records and information in machine readable form.

 13.4 Upon the resignation by the Transfer Agent or any of its agents or sub-contractors or their affiliates as custodian of a Retirement Account, the Transfer Agent shall promptly return to the Fund and shall require its agents or sub-contractors to promptly return to the Fund all Fund and Fund Shareholder records and information held or maintained by such party in its capacity as Retirement Account custodian. To the extent reasonably possible, such records and information shall be delivered to the Fund in machine readable form.

14.      Assignment and Third Party Beneficiaries.

 14.1 Except as provided in Section 15.1 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

 14.2 Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits under this Agreement to anyone other than the Transfer Agent and the Fund, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Fund. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

 14.3 This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Fund.

15.      Subcontractors

 15.1 The Transfer Agent may, without further consent on the part of the Fund, engage subcontractors to perform any of the obligations of the Transfer Agent under this Agreement; provided, however, that the Transfer Agent shall be fully responsible to the Fund for the acts and omissions of the subcontractor as it is for its own acts and omissions.

 15.2 Except as otherwise provided in Section 15.1, nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties, such as, by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. Mails, NSCC and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

16.      Miscellaneous

 16.1 Relationship of Parties. The parties agree that they are independent contractors and not partners or co-venturers, and nothing contained herein shall be interpreted or construed otherwise.

 16.2 Amendment. This Agreement may be amended or modified by a written agreement executed by both parties.

 16.3 Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

 16.4 Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

 16.5 Consequential Damages. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

 16.6 Survival. All provisions regarding indemnification, warranty, liability, and limits thereon and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

 16.7 Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

 16.8 Priorities Clause. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

 16.9 Waiver. No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

 16.10 Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

 16.11 Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

 16.12 Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic, or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile, or further reproduction shall likewise be admissible in evidence.

 16.13 Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

                     (a)  If to CDC IXIS Asset Management Services, Inc., to:

                          CDC IXIS Asset Management Services, Inc.
                          399 Boylston Street
                          Boston, Massachusetts 02116

                          Attention: President
                          With a copy to: General Counsel
                          Facsimile: (617) 449-2847

                     (b)  If to the Fund, to:
                          Loomis Sayles Investment Trust
                          One Financial Center
                          Boston, Massachusetts 02111
                          Attention: Nicholas H. Palmerino

17.      Additional Funds

         In the event that the Fund establishes one or more series of Shares in addition to those named on the attached Schedule A with respect to which it desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and, if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

18.      Limitations of Liability of the Trustees and Shareholders

         A copy of the Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Fund, on further behalf of each series thereof, and not on behalf of the Trustees of the Fund individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually, but are binding only upon the assets and property of the Fund attributable to the relevant series of the Fund.

                [Remainder of This Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                       LOOMIS SAYLES INVESTMENT TRUST



                                       BY: /s/ Lauren B. Pitalis
                                           -----------------------------
                                       Name:  Lauren B. Pitalis
                                       Title: Vice President

ATTEST:

/s/ Nicholas H. Palmerino
--------------------------------
Name:  Nicholas H. Palmerino
Title: Assistant Treasurer

                                   CDC IXIS ASSET MANAGEMENT SERVICES, INC.


                                       BY: /s/ Christopher L. Wilson
                                           -----------------------------
                                       Name:  Christopher L. Wilson
                                       Title: President

ATTEST:

/s/ John E. Pelletier
--------------------------------
Name:  John E. Pelletier
Title: Secretary

                                   SCHEDULE A

                LIST OF LOOMIS SAYLES INVESTMENT TRUST PORTFOLIOS

1.       LSIT Benchmark Core Bond Fund
2.       LSIT Core Plus Fixed Income Fund
3.       LSIT Fixed Income Fund
4.       LSIT Institutional High Income Fund
5.       LSIT Intermediate Duration Fixed Income Fund
6.       LSIT Investment Grade Fixed Income Fund
7.       LSIT Mid Cap Growth Fund
8.       LSIT Provident Fund
9.       LSIT Small Company Growth Fund


LOOMIS SAYLES INVESTMENT TRUST          CDC IXIS ASSET MANAGEMENT SERVICES, INC.


BY: /s/ Lauren B. Pitalis                   BY: /s/ Christopher L. Wilson
    -----------------------------               --------------------------
Name:    Lauren B. Pitalis                  Name:   Christopher L. Wilson
Title:   Vice President                     Title:  President

                                   SCHEDULE B
                  SERVICES TO BE PROVIDED BY THE TRANSFER AGENT

Perform the customary services of a transfer agent, dividend disbursing agent, and, as relevant, agent in connection with accumulation, open-account or similar plan (including any periodic investment plan or periodic withdrawal program), including, but not limited to, the following:

     1.   Maintain all Shareholder accounts;

     2. Process transactions, including, but not limited to, new account set up, transfer of Share ownership, exchange of Shares, telephone transactions, and literature requests;

     3. Prepare Shareholder meeting lists, in conjunction with Loomis Sayles Liaison and Legal Department;

     4. Mail Shareholder proxies, Shareholder reports, and prospectuses to current Shareholders, in conjunction with Loomis Sayles Liaison and Legal Department;

     5. Manage proxy process, coordinate vendor selection with Loomis Sayles, confer with Loomis Sayles to make decisions regarding second and third mailings, phone solicitation, etc.; receive and tabulate Shareholders proxies;

     6.   Withhold taxes on U.S. resident and non-resident alien accounts;

     7. Prepare and file U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders;

     8. Prepare and mail confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts;

     9.   Prepare and mail activity statements for Shareholders;

     10. Provide Shareholder account information through various means, including, but not limited to, telephone calls, correspondence, and research;

     11. Receive for acceptance orders for the purchase of Shares and promptly deliver payment and appropriate documentation thereof to the custodian of the Fund (the "Custodian") authorized pursuant to the Fund's Declaration of Trust;

     12. Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

     13. Receive for acceptance redemption requests and redemption directions either in correspondence, via telephone, facsimile, transmission, or through NSCC or any other method deemed appropriate by the Fund and deliver the appropriate documentation thereof to the Custodian;

     14. At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

     15. With respect to the transactions in items 11, 12, 13 and 14 above, the Transfer Agent shall execute transactions directly with broker-dealers authorized by the Fund;

     16. Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

     17. Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

     18. Maintain such bank accounts (which accounts may be in the name of the Transfer Agent or a subagent thereof) as the Transfer Agent shall deem necessary to the performance of its duties hereunder, including, but not limited to, the processing of Share purchases and redemptions and the payment of Portfolio dividends; any income or expense associated with any such account shall accrue to or be borne by the Transfer Agent;

     19. If applicable, issue replacement certificates for those certificates alleged to have been lost, stolen, or destroyed upon receipt by the Transfer Agent of indemnification satisfactory to the Transfer Agent and protecting the Transfer Agent and the Fund; the Transfer Agent, at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

     20. Report abandoned property to the various states as authorized by the Fund according to policies and principles agreed upon by the Fund and the Transfer Agent; the Transfer Agent has retained a vendor to conduct searches for lost shareholders not identified by the Sub-Transfer Agent's lost shareholder system;

     21. Maintain records of account for and advise the Fund and its Shareholders as to the foregoing;

     22. Record the issuance of Shares of the Fund and maintain a record of the total number of Shares of the Fund that are authorized, based upon data provided to it by the Fund, and issued and outstanding; the Transfer Agent shall also provide the Fund on a regular basis with the total number of Shares that are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund;

     23. Maintain a daily record and produce a daily report for the Fund of all transactions, receipts, and disbursements of money and securities to and from Shareholders and deliver a copy of such report for the Fund for each business day to the Fund no later than 10:00 AM Eastern Time, or such earlier time as the Fund may reasonably require, on the next business day;

     24. Register and maintain accounts through Networking and accept and effectuate the purchase, redemption, transfer and exchange of Shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by NSCC on behalf of NSCC's participants, including the Fund), in accordance with instructions transmitted to and received by the Transfer Agent by transmission from NSCC on behalf of broker-dealers and banks, which have been established, or in accordance with the instructions of authorized persons as hereinafter defined on the dealer file maintained by the Transfer Agent; issue instructions to the Fund's banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants); provide account and transaction information from the affected Fund's records on the System in accordance with NSCC's Networking and Fund/SERV rules for those broker-dealers; and maintain Shareholder accounts on the System through Networking; and

     25. In conjunction with the Sub-Transfer Agent, perform and/or oversee the performance of the following anti-money laundering compliance services with respect to the beneficial ownership of shares in the Fund for which the Transfer Agent or Sub-Transfer Agent maintains the applicable shareholder information:

          . Follow the Fund's third party check policies (which may change from time to time). [In accordance with the Fund's current policy, reject third party checks for new accounts or for subsequent purchases within the Funds.]

          . Submit all financial and non-financial transactions through the Office of Foreign Assets Control ("OFAC") database and the Securities and Exchange Commission Control Lists.

          . Review redemption transactions that occur within thirty (30) days of account establishment or maintenance.

          . Review wires sent to banking instructions other than those on file.

          . Review a shareholder's account for unusual activity when purchases and redemptions by the shareholder (based on social security number or other tax identification number within the Funds' records) hit the $100,000 threshold that has been set on the "Unusual Activity Warning System."

          . Review accounts to identify those established by known offenders attempting fraud and once identified, freeze such accounts.

          . Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file Form 8300 as necessary.

          .    File suspicious activity reports as necessary.

          . Undertake such other monitoring of suspicious or unusual transactions as may from time to time be set forth in the Sub-Transfer Agent's anti-money laundering program.

          .    Review all newly established foreign accounts.

          . Review all maintenance transactions that occur to foreign accounts.

          . Monitor all redemption proceeds that are sent via overnight courier.

          . Review all financial transactions for which the check clearing hold has been waived.

          . Monitor all financial transactions over $25,000 for unusual and/or suspicious activity.

          . In the event that the Transfer Agent or Sub-Transfer Agent detects suspicious activity as a result of the foregoing procedures, which necessitates the filing of a suspicious activity report, a Form 8300 or other similar report or notice to OFAC or other regulatory agency, then the Transfer Agent shall immediately notify the Fund, unless prohibited by applicable law.

LOOMIS SAYLES INVESTMENT TRUST          CDC IXIS ASSET MANAGEMENT SERVICES, INC.


BY: /s/ Lauren B. Pitalis                  BY: /s/ Christopher L. Wilson
    -----------------------------              --------------------------
Name:    Lauren B. Pitalis                 Name:   Christopher L. Wilson
Title:   Vice President                    Title:  President

                                  SCHEDULE 2.2
                      THIRD PARTY ADMINISTRATOR PROCEDURES

                             Dated February 1, 2003

1. On each Business Day, the TPA shall receive, on behalf of and as agent of the Fund(s), Instructions (as hereinafter defined) from the Plan. Instructions shall mean as to each Fund (i) orders by the Plan for the purchases of Shares, and (ii) requests by the Plan for the redemption of Shares; in each case, based on the Plan's receipt of purchase orders and redemption requests by Participants in proper form by the time required by the terms of the Plan, but not later than the time of day at which the net asset value of a Fund is calculated, as described from time to time in that Fund's prospectus. Each Business Day on which the TPA receives Instructions shall be a "Trade Date."

2. The TPA shall communicate the TPA's acceptance of such Instructions to the applicable Plan.

3. On the next succeeding Business Day following the Trade Date on which it accepted Instructions for the purchase and redemption of Shares (TD+1), the TPA shall notify the Transfer Agent of the net amount of such purchases or redemptions, as the case may be, for each Plan. In the case of net purchases by any Plan, the TPA shall instruct the Trustees of such Plan to transmit the aggregate purchase price for Shares by wire transfer to the Transfer Agent on TD+1. In the case of net redemptions by any Plan, the TPA shall instruct the Fund's custodian to transmit the redemption proceeds for Shares by wire transfer to the Trustees of such Plan on TD+1. The times at which such notification and transmission shall occur on TD+1 shall be as mutually agreed upon by each Fund, the TPA, and the Transfer Agent.

4. The TPA shall maintain separate records for each Plan, which records shall reflect Shares purchased and redeemed, including the date and price for all transactions, and Share balances. The TPA shall maintain on behalf of each of the Plans a single master account with the Transfer Agent and such account shall be in the name of that Plan, the TPA, or the nominee of either thereof as the record owner of Shares owned by such Plan.

5. The TPA shall maintain records of all proceeds of redemptions of Shares and all other distributions not reinvested in Shares.

6. The TPA shall prepare, and transmit to each of the Plans, periodic account statements showing the total number of Shares owned by that Plan as of the statement closing date, purchases and redemptions of Shares by the Plan during the period covered by the statement, and the dividends and other distributions paid to the Plan on Shares during the statement period (whether paid in cash or reinvested in Shares).

7. The TPA shall, at the request and expense of each Fund, transmit to the Plans prospectuses, proxy materials, reports and other information provided by each Fund for delivery to its shareholders.

8. The TPA shall, at the request of each Fund, prepare and transmit to each Fund or any agent designated by it such periodic reports covering Shares of each Plan as each Fund shall reasonably conclude are necessary to enable the Fund to comply with state Blue Sky requirements.

9. The TPA shall transmit to the Plans confirmation of purchase orders and redemption requests placed by the Plans.

10. The TPA shall, with respect to Shares, maintain account balance information for the Plan and daily and monthly purchase summaries expressed in Shares and dollar amounts.

11. Plan sponsors may request, or the law may require, that prospectuses, proxy materials, periodic reports, and other materials relating to each Fund be furnished to Participants, in which event, the Transfer Agent or each Fund shall mail or cause to be mailed such materials to Participants. With respect to any such mailing, the TPA shall, at the request of the Transfer Agent or each Fund, provide at the TPA's expense complete and accurate set of mailing labels with the name and address of each Participant having an interest through the Plans in Shares.

LOOMIS SAYLES INVESTMENT TRUST        CDC IXIS ASSET MANAGEMENT SERVICES, INC.



BY: /s/ Lauren B. Pitalis                BY: /s/ Christopher L. Wilson
    -----------------------------            --------------------------
Name:    Lauren B. Pitalis               Name:   Christopher L. Wilson
Title:   Vice President                  Title:  President

                                  SCHEDULE 3.1
                                      FEES

                          Dated as of February 1, 2003

Annual Account Service Fees

     Each LSIT Portfolio will pay the greater of: $12,000 or 0.01% of average daily net assets, subject however to the minimum aggregate fee set forth below.

     Minimum Aggregate Fee: If the aggregate fees for all LSIT Portfolios payable pursuant to the foregoing sentence do not equal or exceed $8,334 in any single month, LSIT will pay the minimum aggregate fee of $8,334 ($100,000 annually). Any such amount required to achieve the minimum aggregate fee will be allocated to all of the LSIT Portfolios based on the percentage of net assets each Portfolio represents of the total assets of LSIT.

Fees are billable on a monthly basis at a rate of 1/12/th/ the annual fee and based on the average daily net assets during each month.

IRA Custodial Fees (payable to the Transfer Agent by shareholders)

     New Account Acceptance and Set-Up          $ 5.00/Account
     Annual Maintenance                         $10.00/Account

Support Service Fees

     Support services (Business Management Group) for Loomis Sayles Funds and Loomis Sayles Investment Trust of up to an aggregate of 700 hours are included in the Account Service Fee schedule above. Support services in excess of 700 hours can be retained at an established rate of $135 per hour.

Out of Pocket Expenses

Out-of-pocket expenses include, but are not limited to, confirmation statements, investor statements, postage, audio response, telephone, telecommunication and line charges, equipment (including imaging equipment and support), record storage, records retention, transcripts, microfilm, microfiche, disaster recovery capabilities, checks, forms (including year end forms), wire fees, mailing and tabulating proxies, sub-transfer agency fees including omnibus account fees and networking fees, administrative expenses associated with anti-money laundering services, costs associated with certain specialty products, systems, or services, as applicable (such as retirement plan recordkeeping, "Investor," "Voice," "FAN," and "Vision", electronic statements and electronic delivery initiatives), system conversion costs, and any other expenses incurred at the specific direction of the Fund.

Ad hoc reports are treated as out-of-pocket expenses, with the costs borne by the fund distributor or client requesting the report.

Subject to each party's right to terminate this Agreement pursuant to Section 13 hereof, the Transfer Agent and the Fund agree that the fees set forth in this
Schedule 3.1 shall remain in effect for a period of one year from the date of this Agreement. Upon the expiration of such one-year period, the Transfer Agent and the Fund hereby agree to negotiate in good faith such changes to this Schedule as they may deem necessary.

LOOMIS SAYLES INVESTMENT TRUST         CDC IXIS ASSET MANAGEMENT SERVICES, INC.



BY: /s/ Lauren B. Pitalis                 BY: /s/ Christopher L. Wilson
    -----------------------------             --------------------------
Name:    Lauren B. Pitalis                Name:   Christopher L. Wilson
Title:   Vice President                   Title:  President

                                  SCHEDULE 6.2

                        WIRE TRANSFER SECURITY PROCEDURES
                             CUSTOMER SELECTION FORM

SECTION I
Details the types of funds transfers processed on behalf of Loomis Sayles Investment Trust

Please select the appropriate security procedures from Section II for each type of funds transfer listed in Section I.

Types of Funds Transfers

              X              Expedited Redemptions
         -----------
              X              Same Day Wires
         -----------
              X              Manual Wires
         -----------
              X              Wire Transfers Initiated by FAX
         -----------
              X              Group Divided Wire
         -----------
              X              Remote Batch Transmissions
         -----------
              X              ACH Transactions
         -----------


SECTION II
Lists the types of security procedures offered.

Security Procedures

     A.   Repetitive Wires/ACH Transactions

     B.   Telephone Confirmation

     C.   Encryption

Authorization

CDC IXIS Asset Management Services, Inc. is hereby instructed to implement the above checked security procedure(s) in regard to payment orders initiated by or on behalf of our organization or its shareholders.


/s/ Lauren B. Pitalis                                          11/26/02
---------------------------                                    ---------
Authorized Signature                                           Date
Name: Lauren B. Pitalis
Title:  Vice President

                 FUNDS TRANSFER SECURITY PROCEDURES DEFINITIONS

Repetitive Wires

     1.   Shareholder Generated

          Wires initiated from existing authorized shareholder accounts. Each wire is sent to the same pre-established destination bank and beneficiary account number. Only the date of the wire and dollar amount may vary from instruction to instruction. Changes to that file can only be performed based on written instructions coupled with a signature guarantee. The establishment of the repetitive wire is confirmed via a written notice to the shareholder's address of record.

     2.   Client Generated

          Manual wires processed on behalf of the client. Wires are initiated from the same authorized debit account and sent to the same destination bank and beneficiary account number each time. Only the date and the dollar amount may vary from instruction to instruction.

          Telephone Confirmation

          Telephone confirmation will be used to verify funds transfer instructions received via telephone, untested facsimile or mail. This security procedure can be used to authenticate non-repetitive and repetitive wire transfers instructions. Repetitive wires may be subject to a specific threshold at the client's discretion.

          As part of the confirmation process, customers must designate individuals as authorized initiators and authorized confirmers. Within 24 hours of receipt of the wire instruction and prior to execution, a Transfer Agent associate will contact someone other than the originator at the customer's location to authenticate the instructions. Additionally, a confirmation log will be maintained to provide an evidentiary control as well as providing an invaluable operational tool for resolving any disputes.

          Encryption

          Delivery of wire transfer is completed via computer to computer data communications. Recommended security procedures include encryption, the process by which data traveling over communication lines is cryptographically transformed (encrypted). This control is appropriate not only for terminal based initiation, but also being used by some institutions in the form of both encrypted facsimile and encrypted voice communication. This delivery mechanism is typically used for high volume business such as shareholder redemptions and dividends.

          Telephone Communications

          All telephone communication between the Transfer Agent and the client will be handled on recorded telephone lines.

          Transfers Initiated Via Facsimile Transmission

          Transfers initiated via fax may use either repetitive wire security procedures, telephone confirmation or a combination of both.

          Optional Security Procedure

          Client may establish telephone confirmation procedures to authenticate repetitive manual wires initiated via telephone, untested facsimile or mail in excess of certain dollar amounts using the attached forms.

                       FUNDS TRANSFER OPERATING GUIDELINES

1. Obligation of the Sender: The Transfer Agent is authorized to promptly debit the appropriate Fund account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Transfer Agent has been instructed to transfer. The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with the Fund instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this the customary deadline will be deemed to have been received the next business day.

2. Security Procedure: The Fund acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Fund from security procedures offered by the Transfer Agent. The Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. The Fund must notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund's authorized personnel. The Transfer Agent shall verify the authenticity of all Fund instructions according to the Security Procedure.

3. Account Numbers: The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

4. Rejection: The Transfer Agent reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Transfer Agent's receipt of such payment order; (b) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits that are applicable to the Transfer Agent; or (c) if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. Cancellation of Amendment: The Transfer Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. Errors: The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. Interest and Liability Limits: The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order. In no event (including failure to execute a payment order) shall the Transfer Agent be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8. Automated Clearing House ("ACH") Credit Entries/Provisional Payments: When the Fund initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Transfer Agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement, the Fund agrees that the Transfer Agent shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

9. Confirmation Statements: Confirmation of Transfer Agent's execution of payment orders shall ordinarily be provided within twenty four (24) hours, notice of which may be delivered through the Transfer Agent's or its subagent's proprietary information systems, or by facsimile or call-back. The Fund must report any objections to the execution of an order within thirty (30) days.

I understand and agree to the terms and conditions described above. I am authorized to sign on behalf of each of the mutual funds or other entities named on Schedule A.

By:  /s/ Lauren B. Pitalis                               Date:  11/20/02
     -------------------------------                            ----------

Name:  Lauren B. Pitalis
      ------------------------------

Title:  Vice President
       -----------------------------

SECTIONS I and II SHOULD BE COMPLETED BY ALL CLIENTS

Please type all documentation

SECTION I

Client/Fund

Loomis Sayles Investment Trust
--------------------------------------------------------------------------------

Street: One Financial Center                              Apt:
--------------------------------------------------------------------------------

City: Boston                                State: MA     Zip: 02111
--------------------------------------------------------------------------------

Phone Number:   800-266-9699                Fax Number:
--------------------------------------------------------------------------------

SECTION II

Please list the number of all demand deposit accounts (DDAs) from which you intend to initiate wire transfers

                                       Maximum $ Limit                                               Maximum $ Limit
                                       Per Transaction                                               Per Transaction
       DDA Number                      ---------------                   DDA Number                  ---------------
       (8 Digits)                          (if any)                      (8 Digits)                     (if any)

                                             N/A                    1.
--------------------------          -----------------------         ----------------------       ------------------------

                                             N/A                    2.
--------------------------          -----------------------         ----------------------       ------------------------

                                             N/A                    3.
--------------------------          -----------------------         ----------------------       ------------------------

                                             N/A                    4.
--------------------------          -----------------------         ----------------------       ------------------------

                                             N/A                    5.
--------------------------          -----------------------         ----------------------       ------------------------

                                        purchases only              6.
--------------------------          -----------------------         ----------------------       ------------------------